EXHIBIT 99.1

                           TENAYA ACQUISITIONS COMPANY
                             SUBSCRIPTION AGREEMENT

1. INVESTMENT:

The undersigned ("Buyer") subscribes for ____________ Shares of Common Stock of Tenaya Acquisitions Company at $0.01 per share.

Total subscription price ($0.01 times number of Shares): = $___________________.

PLEASE MAKE CHECKS PAYABLE TO: Branch Banking and Trust Company f/b/o Tenaya
                               Acquisitions Company

2. INVESTOR INFORMATION:

-------------------------------------      -------------------------------------
Name (type or print)                       SSN/EIN/Taxpayer I.D.

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E-Mail address:                            Address

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Joint Name (type or print)                 SSN/EIN/Taxpayer I.D

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E-Mail address:                            Address (If different from above)

Mailing Address (if different from above):

-------------------------------------      -------------------------------------
Street                                     City/State          Zip

Business Phone: (  )                       Home Phone: (  )
               ----------------------                ---------------------------

3. TYPE OF OWNERSHIP: (You must check one box)

[ ] Individual                                   [ ] Custodian for

[ ] Tenants in Common                            [ ] Uniform Gifts to Minors Act
                                                     of the State of: __________

[ ] Joint Tenants with rights of Survivorship    [ ] Corporation (Inc., LLC, LP)
                                                     - Please List all officers,
                                                     directors, partners,
                                                     managers, etc.:

[ ] Partnership (Limited Partnerships use
    "Corporation")

[ ] Trust

[ ] Community Property                           [ ] Other (please explain)

4. Further Representations, Warrants and Covenants. Buyer hereby represents warrants, covenants and agrees as follows:

     (a) Buyer is at least eighteen (18) years of age with an address as set forth in this Subscription Agreement.
     (b) Except as set forth in the Prospectus and the exhibits thereto, no representations or warranties, oral or otherwise, have been made to Buyer by the Company or any other person, whether or not associated with the Company or this offering. In entering into this transaction, Buyer is not relying upon any information, other than that contained in the Prospectus and the exhibits thereto and the results of any independent investigation conducted by Buyer at Buyer's sole discretion and judgment.
     (c) Buyer is under no legal disability nor is Buyer subject to any order, which would prevent or interfere with Buyer's execution, delivery and performance of this Subscription Agreement or his or her purchase of the Shares. The Shares are being purchased solely for Buyer's own account and not for the account of others and for investment purposes only, and are not being purchased with a view to or for the transfer, assignment, resale or distribution thereof, in whole or part. Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement with respect to the transfer, assignment, resale or distribution of any of the Shares.
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5.   Acceptance of Subscription.

     (a) It is understood that this subscription is not binding upon the Company until accepted by the Company, and that the Company has the right to accept or reject this subscription, in whole or in part, in its sole and complete discretion. If this subscription is rejected in whole, the Company shall return to Buyer, without interest, the Payment tendered by Buyer, in which case the Company and Buyer shall have no further obligation to each other hereunder. In the event of a partial rejection of this subscription, Buyer's Payment will be returned to Buyer, without interest, whereupon Buyer agrees to deliver a new payment in the amount of the purchase price for the number of Shares to be purchased hereunder following a partial rejection of this subscription.

6.   Governing Law.

     (a) This Subscription Agreement shall be governed and construed in all respects in accordance with the laws of the State of Nevada without giving effect to any conflict of laws or choice of law rules.

IN WITNESS WHEREOF, this Subscription Agreement has been executed and delivered by the Buyer and by the Company on the respective dates set forth below.

                                            INVESTOR SUBSCRIPTION ACCEPTED AS OF
                                             ______ day of _________________,
_____________________________
Signature of Buyer                          Tenaya Acquisitions Company
                                            55 E. Long Lake Road #490
_____________________________               Troy, Michigan 48085
Printed Name

_____________________________                By:_____________________________
                                                President

            Deliver completed subscription agreements and checks to:
                        Branch Banking and Trust Company
                              223 West Nash Street
                          Wilson, North Carolina 27893
                       Attention: Corporate Trust Services